Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [__], 2025 by and among:

(a)	Oramed NewCo, Inc., a corporation duly organized and existing under the laws of the State of Nevada with Nevada Business Identification number NV20243151449 with its principal office at 716 N. Carson t. #B, Carson City, NV 89701 (c/o Capitol Corporate Services, Inc.) (the “Company”);

(b)	Technowl Limited, a limited liability company incorporated and existing under the laws of Hong Kong with company number 3336333 and its registered office at Room 1002, 10/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong, a wholly-owned indirect subsidiary of HTIT Biotech (“HTIT Sub”); and

(c)	Oramed Pharmaceuticals Inc., a Nasdaq listed company (Nasdaq: ORMP) incorporated and existing under the laws of the State of Delaware, the United States of America, with company number 4951722 and primary business address at 1185 Avenue of the Americas, Third Floor, New York, NY, USA (“Oramed Pharma”).

Each of the parties under the above items (a) through (c) shall be referred to herein as a “Party” and together as the “Parties”.

1.	The following provisions govern the registration of the Company’s securities:

1.1	Definitions. Terms which are capitalized and not otherwise defined under this Agreement, shall have the meaning set out under Section 1 of the JVA, and the following terms shall have the meaning specified:

1.1.1	“Delay Notice” shall have the meaning given in Section 1.3.3.

1.1.2	“Demand Registration” shall have the meaning given in Section 1.3.1.

1.1.3	[Reserved].

1.1.4	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

1.1.5	[Reserved]

1.1.6	“Form S-3” means such form under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.1.7	“Holder” means any holder of outstanding Registrable Shares or any securities convertible or exercisable into Registrable Shares, who acquired such Registrable Shares or securities in a transaction or series of transactions not involving any registered public offering and any of their respective successors, transferees and assigns in accordance with this Agreement.

1.1.8	“Initiating Holders” means either HTIT Sub or Oramed Pharma.

1.1.9	“JVA” shall mean the Joint Venture Agreement dated 22 January 2024 by and among the Parties hereto and certain additional parties, concerning the establishment of the Company, as amended by the Supplemental Agreement dated February 7, 2025 and as otherwise amended from time to time.

1.1.10	“Market Standoff Period” shall have the meaning given in Section 1.10.

1.1.11	“Managing Underwriter” shall have the meaning given in Section 1.10.

1.1.12	“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

1.1.13	“Registrable Shares” means Shares held by the Holders which have not already been registered under the Securities Act, and any outstanding securities convertible into Registrable Shares. The number of shares of “Registrable Shares” outstanding shall be determined by the number of Shares outstanding and/or issuable pursuant to then exercisable or convertible securities, that are, Registrable Shares.

1.1.14	“SEC” means the United States Securities and Exchange Commission.

1.1.15	“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

1.1.16	“Selling Expenses” means all underwriting discounts or selling commissions payable in respect of the sale of Registrable Shares, and fees and disbursements of counsel for any Holder.

1.1.17	“Shares” means ordinary shares of the Company.

1.1.18	“Shelf Registration Statement” shall have the meaning given in Section 1.4.1.

1.1.19	“Shelf Suspension” shall have the meaning given in Section 1.4.4.

1.1.20	“Violation” shall have the meaning given in Section 1.7.1.

1.2	Piggyback Registration.

1.2.1	Right to Piggyback on Registration. If the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities, the Company shall notify all Holders in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of an offering of securities of the Company (including, but not limited to, registration statements relating to the IPO or secondary offerings of securities of the Company, but other than (i) a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, (ii) a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future, or (iii) a registration in which the only Shares being registered are Shares issuable upon conversion of debt securities that are also being registered, and will afford each such Holder requesting to be included in such registration, in accordance with this Section 1.2, an opportunity to include in such registration statement all or part of the Registrable Shares held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Shares held by it shall, within fifteen (15) days after delivery of the above-described notice by the Company, so notify the Company in writing specifying the number of Registrable Shares requested to be included. If a Holder decides not to include all of its Registrable Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The number of occurrences of the registration pursuant to this Section 1.2 shall be unlimited.

1.2.2	Underwritten Offerings. If the registration statement with respect to which the Company gives notice under this Section 1.2 is for an underwritten offering, the Company shall so advise the Holders as part of its notice made pursuant to Section 1.2.1. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least five (5) Business Days prior to the effective date of the registration statement.

1.2.3	Cut-back and Priority. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of Shares (including Registrable Shares) to be underwritten, the number of Shares that may be included in the underwriting shall be allocated, (i) first, to the Company and (ii) second, to the Holders pro-rata, based on the total number of Registrable Shares the Holders have requested to be included in such registration. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The Company shall have the right to terminate, delay or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration.

1.3	Demand Registration.

1.3.1	Right to Demand. Subject to the terms of this Section 1.3, at any time following a date that is one hundred twenty (120) days after the Listing Date (as defined in the JVA), any Initiating Holder may request in writing that the Company effect a registration for any or all of its Registrable Shares (each such request, a “Demand Registration”). Within thirty (30) days of the delivery of such written request by an Initiating Holder, the Company shall give written notice of such request to all Holders, who may elect to join in such request by delivering their own written request to the Company within fifteen (15) days after delivery of the Company’s notice. Subject to the limitations of this Section 1.3, the Company shall use commercially reasonable efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of the Registrable Shares specified in the Initiating Holder’s request, together with the Registrable Shares of any Holder(s) joining in such request.

1.3.2	Cut-back and Priority. Notwithstanding any other provision of this Section 1.3, if the underwriter for the offering advises the Company that marketing factors require a limitation on the number of Registrable Shares to be underwritten, then the Company shall so advise all Holders which would otherwise be underwritten pursuant hereto and the number of Registrable Shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Shares so requesting to be registered on a pro rata basis, based on the number of Registrable Shares requested by each such Holder to be included in the registration. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 1.3 unless the demand is made pursuant to Section 1.3.1 or the Company is permitted to do so by the Initiating Holders. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to register an employee benefit plan on Form S-8 or similar forms that may be promulgated in the future) to be initiated after a registration requested pursuant to Section 1.3 and to become effective less than one hundred twenty (120) days after the effective date of any registration requested pursuant to Section 1.3.

1.3.3	Exceptions to Filing Obligation. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.3 (i) after the Company has effected two (2) registrations for the relevant Initiating Holder pursuant to this Section 1.3 and such registrations have been declared or ordered effective; or (ii) if the Company furnishes to the Initiating Holder requesting a registration statement pursuant to this Section 1.3, an officer’s certificate signed by the CEO (a “Delay Notice”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its Shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the relevant Initiating Holder; provided, however, that such right to delay a request shall be exercised by the Company no more than once in any twelve (12) month period. The Company shall not be obligated to maintain a registration statement pursuant to this Section 1.3 effective (i) if all of the Registrable Shares covered by such registration statement have been sold pursuant thereto, (ii) such Registrable Shares have been previously sold in accordance with Rule 144, or (iii) such Registrable Shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

1.3.4	Revocation. A registration request will not count as a Demand Registration pursuant to this Section 1.3 if (i) the Initiating Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Shares requested to be registered by the Initiating Holder due to a material adverse change in the Company (other than as a result of any action by the Initiating Holder); (ii) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than as a result of any act by the Initiating Holder) and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Initiating Holder’s satisfaction; (iii) the Initiating Holder requests that the Company withdraw the registration at any time during the period specified in a Delay Notice or within ten (10) days thereafter; or (iv) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied (other than as a result of a default or breach thereunder by the Initiating Holder).

1.4	Shelf Registration.

1.4.1	Filing. Subject to the conditions of this Section 1.4, at any time after the closing of the Company’s IPO, if the Company receives a written request from any Initiating Holder that the Company file a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time of Registrable Shares (the “Shelf Registration Statement”) with the anticipated aggregate offering price from the sale of such Registrable Shares sought to be included in such registration exceeding $3,000,000, then the Company shall, within thirty (30) days of the delivery thereof, give written notice of such request to all Holders, who may elect to join in such request by delivering their own written request to the Company within fifteen (15) days after delivery of the Company’s notice. The Shelf Registration Statement shall be on Form S-3 or another appropriate registration statement permitting registration of such Registrable Shares for resale by the relevant Initiating Holder in accordance with the methods of distribution elected by it and set forth in such Shelf Registration Statement. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within three (3) months after the Initiating Holder’s request in accordance with this Section and to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (i) one year following the date such registration was declared effective, (ii) the disposition of all Registrable Shares included in such Shelf Registration Statement and (iii) the date as of which the relevant Initiating Holder is permitted to sell its Registrable Shares without registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder.

1.4.2	Exceptions to Obligation to File. Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.4 (i) if Form S-3 or another appropriate registration statement permitting registration of such Registrable Shares for resale by the relevant Initiating Holder in accordance with the methods of distribution elected by it is not available for such offering by such Initiating Holder; (ii) if within ten (10) days of receipt of a written request from the Initiating Holder pursuant to this Section 1.4, the Company gives notice to such Holder of the Company’s good faith intention to file a registration statement for a public offering within ninety (90) days, provided, however, that the Company actually files such registration statement within such ninety (90) days and makes reasonable good faith efforts to cause such registration statement to become effective; (iii) if the Company furnishes to the Initiating Holder requesting a registration statement pursuant to this Section 1.4 an officer’s a certificate signed by the CEO stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its Shareholders for such registration statement to be filed at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holder, provided, however, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the relevant Initiating Holder pursuant to this Section 1.4; (v) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

1.4.3	Shelf Takedown. At any time during which the Company has an effective Shelf Registration Statement in place with respect to Registrable Shares, the relevant Holders may make a written request to the Company to effect a public offering of all or a portion of such Holders’ Registrable Shares that are covered by such Shelf Registration Statement, specifying the intended method of disposition thereof, and as soon as reasonably practicable the Company shall amend or supplement the Shelf Registration Statement for such purpose.

1.4.4	Shelf Suspension. If the continued use of such Shelf Registration Statement at any time would in the good faith judgment of the Company require public disclosure of material non-public information, the Company may, upon giving written notice of such action to the relevant Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one (1) time during any twelve (12) month period, or (ii) for a period exceeding sixty (60) days on any one occasion. Upon receipt of notice of a Shelf Suspension, the relevant Holders agree to suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Shares. The Company shall promptly notify the relevant Holders upon the termination of any Shelf Suspension and shall, subject to clause (ii) above in this paragraph, amend or supplement the prospectus, if necessary, so that it does not contain any untrue statement or omission and furnish to the relevant Holders such number of copies of the prospectus as so amended or supplemented as the relevant Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as may reasonably be requested by the relevant Holders.

1.5	Designation of Underwriter.

1.5.1	Holder-Initiated Registrations. In the case of any registration effected pursuant to Section 1.3 or 1.4, the Initiating Holder that submitted the request for registration shall have the right to designate the Managing Underwriter(s) in any underwritten offering, subject to the Company’s approval, which shall not be unreasonably withheld.

1.5.2	Company-Initiated Registrations. In the case of any registration initiated by the Company, the Company shall have the right to designate the Managing Underwriter(s) in any underwritten offering, subject to the Initiating Holder’s approval, which shall not be unreasonably withheld.

1.6	Expenses. All registration expenses (other than Selling Expenses) incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3 and 1.4 shall be borne by the Company. Registration expenses shall include all expenses incurred by the Company or incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, expenses incurred in connection with the preparation of a prospectus, registration and filing fees, printing fees and expenses, and fees and disbursements of counsel, accountants and other advisors for the Company; provided, however, that the Company shall not be required to pay for any expenses relating to registration begun pursuant to Section 1.3.1 if the registration request is subsequently withdrawn at the request of the Initiating Holder (in circumstances other than those described in Section 1.3.4), in which case the selling Holders shall bear such expenses pro rata based on their respective number of Registrable Shares that were to be included in the withdrawn registration. All Selling Expenses relating to Registrable Shares registered pursuant to this Section 1 shall be borne and paid by the selling Holders pro rata on the basis of the number of Registrable Shares registered on their behalf.

1.7	Indemnities. In the event that any Registrable Shares are included in a registration statement pursuant to this Agreement:

1.7.1	Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the affiliates, partners, officers, directors and shareholders of each Holder, the legal counsel and accountants for each Holder, and against any losses, claims, damages, or liabilities (joint or several), including reasonable out-of-pocket counsel fees and disbursements, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, and its affiliates, partners, officers, or directors and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, or action or proceeding; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further that the indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the Person asserting such loss, claim, damage or liability purchased the securities if it is determined that such loss, claim, damage or liability was caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a current copy of the prospectus (if the current copy of the prospectus was required by applicable law to be so delivered) after the Company has timely furnished such Holder with a sufficient number of copies of such prospectus; and provided, further that the indemnity agreement contained in this Section 1.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action, cost or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or by an affiliate, partner, officer, director, underwriter or controlling Person of such Holder.

1.7.2	Indemnification by the Holders. To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants of the Company, and any other Holder selling securities under such registration statement or any of such other Holder’s its affiliates, partners, directors officers or any person who controls such Holder or within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities, costs or expenses, to which the Company or any such director, officer, controlling Person, underwriter or other such Holder or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 1.7.2 in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 1.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder pursuant to this Section 1.7.2 exceed the net proceeds from the offering received by such Holder, except in the case of fraud, gross negligence or willful misconduct by such Holder. Each Holder’s obligation under this Section 1.7.2 to indemnify shall be several, not joint or joint and several, among the Holders, and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Shares pursuant to such registration statement in accordance with the terms of this Agreement.

1.7.3	Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party pursuant to the provisions of Section 1.7.1 or 1.7.2 herein of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 1.7.1 or 1.7.2, promptly notify the indemnifying party of the commencement thereof in writing. Notwithstanding the foregoing, the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice and provided that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party or to such indemnified party other than pursuant to this Section 1.7. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 1.7.1 or 1.7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

1.7.4	Contribution. If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder, except in the case of fraud, gross negligence or willful misconduct by such Holder; and provided, further, that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

1.7.5	Other Agreements. The obligations of the Company and the Holders under this Section 1.7 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this Agreement. The indemnification provisions of this Section 1.7 shall not be in limitation of any other indemnification provisions included in any other agreement. To the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall prevail.

1.8	Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably practicable:

1.8.1	use commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until the earlier of (i) four (4) months following the date such registration was declared effective and (ii) the disposition of all Registrable Shares included in such registration statement, provided, however, that such four (4) month period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Shares (or other securities of the Company), from selling securities included in such registration;

1.8.2	use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus and prospectus supplements used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement (including such information as the underwriter or the relevant Holder reasonably requests to be included in relation to the plan of distribution);

1.8.3	furnish to the relevant Holders, without charge, such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

1.8.4	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

1.8.5	use commercially reasonable efforts to cause all Registrable Shares registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

1.8.6	provide a transfer agent and registrar for all Registrable Shares registered pursuant to this Agreement and where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all such Registrable Shares, in each case not later than the effective date of the relevant registration statement;

1.8.7	as promptly as practicable, notify each selling Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder, prepare and furnish to each such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

1.8.8	use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the relevant Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction unless the Company is already subject to service in such jurisdiction;

1.8.9	after the filing of a registration statement, (i) notify each Holder of Registrable Shares covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the SEC and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or Blue Sky laws of any jurisdiction and (ii) take all commercially reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Shares as promptly as reasonably practicable;

1.8.10	use commercially reasonable efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale if such securities are being sold through underwriters, or if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares, for the purposes of such registration, in form and substance as is reasonably satisfactory to the Managing Underwriter(s), covering the matters customarily covered in opinions given to underwriters in an underwritten public offering, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares;

1.8.11	in connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act and initiated under the provisions of Section 1.3 or 1.4, and before filing any such registration statement or any other document in connection therewith, give the participating Holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to (i) review any such registration statement, and (ii) provide, at least one (1) day prior to such filing, comments on such documents if necessary to cause the description of such Holders to be accurate; and

1.8.12	cause its employees to participate in “road shows” and other presentations as reasonably requested by the underwriters, if any, in connection with such registration.

1.9	Assignment of Registration Rights. Each Holder may assign its rights to cause the Company to register Registrable Shares pursuant to this Agreement (but only with all related obligations and together with the transfer of the Registrable Shares to which such rights apply) to any transferee or assignee of all or part of the Registrable Shares held by such Holder; provided, however, that (i) such transfer of Registrable Shares is made in accordance with the terms of the Company Constitution then in effect and the JVA, (ii) the transferor shall furnish to the Company simultaneously with such transfer or assignment written notice stating the name and address of such transferee or assignee and identifying the securities of the Company with respect to which such registration rights are being assigned, and (iii) such transferee shall agree at such time to be subject to all provisions and restrictions set forth in this Agreement.

1.10	Lock-Up. Each Holder agrees that, if so requested by the representative of the underwriters (the “Managing Underwriter”), such Holder shall not, without the prior consent of the Managing Underwriter (i) lend, offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or any other securities of the Company (whether such Shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Registrable Shares or other securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Shares or such other securities, in cash or otherwise, during the period specified by the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed ninety ( days following the effective date of such registration statement, in each case, as may be extended in line with customary market practice, by up to a maximum of thirty four (34) days, to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions. Any discretionary waiver or termination of the restrictions contained in any such agreement by the Company or the underwriter shall first apply to the Holders, who shall have preference over all other holders of the Company’s securities to register and sell the Shares to be registered within such waiver or termination of restrictions. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The foregoing provisions of this Section 1.10 shall not apply to the sale of any Shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holder if all officers and directors of the Company, and all Shareholders individually owning more than five percent (5%) of the Company’s outstanding Shares, enter into similar agreements. The underwriters in connection with the Company’s IPO and subsequent offerings are intended third-party beneficiaries of this Section 1.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In addition, at the underwriters’ request, each Holder shall enter into a lock-up agreement in customary form reflecting the foregoing.

1.11	Public Information. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, the Company (at any time after it has become subject to such reporting requirements) agrees to: (i) make and keep publicly available and available to the Holders adequate current public information with respect to the Company, within the meaning Rule 144(c) under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public; (ii) at any time following ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, furnish to such Holder forthwith upon request (A) a written statement by the Company as to its compliance with the informational requirements of Rule 144(c) under the Securities Act (or similar rule then in effect), and of the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents as a Holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and (iii) comply with all other necessary filings and other requirements so as to enable the Holders to sell Registrable Shares under Rule 144 under the Securities Act (or similar rule then in effect).

1.12	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such Shares as is reasonably required to effect the registration of such Holder’s Registrable Shares. In connection with any offering involving an underwriting of Shares, the Company shall not be required under this Agreement to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected pursuant to Section 1.5.

1.13	Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of HTIT Sub and Oramed Pharma, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to the registration rights granted to the Holders hereunder.

1.14	Termination of the Company’s Obligations. Notwithstanding anything to the contrary herein, the right of any Holder to request registration or inclusion, and the Company’s obligations in respect of any registration hereunder, including its obligations to keep effective any registration statement, shall terminate on the earlier of (i) the fifth (5th) anniversary of the consummation of the IPO; and (ii) the date on which such Holder may sell all of its Registrable Shares in any ninety (90)-day period under Rule 144 or another similar exemption under the Securities Act, provided that if a longer period is provided to any Holder, such longer period shall apply to all other Holders. In addition to the foregoing, the Company’s obligations under this Section 1 shall terminate and shall be of no further force or effect with respect to otherwise Registrable Shares (A) sold by a person in a transaction in which its rights under this Agreement are not properly assigned in accordance with the terms of this Agreement or (B) if such otherwise Registrable Shares have been registered under the Securities Act and sold by a person pursuant to such registration or they have been sold pursuant to Rule 144.

2.	Further Assurances. Each of the Parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the Parties as reflected thereby.

3.	Confidentiality. The terms and conditions of this Agreement, and any notices exchanged in connection herewith, shall constitute Confidential Information pursuant to the JVA.

4.	Mutatis Mutandis. Sections 1.2 (Interpretation), 13 (Language), 14 (Governing Law), 15 (Dispute Resolution), 16 (Notices) and 17 (Miscellaneous) of the JVA shall apply mutatis mutandis to this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF the Parties have signed this Registration Rights Agreement as of the date first hereinabove set forth.

Technowl Limited	Oramed Pharmaceuticals Inc.

By:	By:
Name:	Name:
Title:	Title:

Oramed NewCo, Inc.

By:
Name:
Title: